EXHIBIT 24.5

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Glade M. Knight and David S. McKenney, each acting singly, his attorney-in-fact, to execute on his behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the registration of up to 2,400,000 Units of Apple Hospitality Two, Inc. (“Apple Hospitality Two”) under Apple Hospitality Two’s Dividend Reinvestment plan, as amended, such documents being: (i) a Registration Statement to be filed with the Securities and Exchange Commission; (ii) such statements with, or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares to be offered and sold in such states; and (iii) any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registrations as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of this 19th day of February, 2004.

/s/	Robert M. Wily
Robert M. Wily, Director of Apple Hospitality Two, Inc.